RESTATED ARTICLES OF INCORPORATION

OF

BRIDGFORD FOODS CORPORATION

Allan L. Bridgford and William E. Wiley, Jr. certify that:

1. They are the President and Secretary, respectively, of Bridgford Foods Corporation, a California corporation.

2. The Articles of Incorporation of this corporation are amended and restated to read in full as follows:

“I

The name of this corporation is Bridgford Foods Corporation.

II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

This corporation is authorized to issue two classes of shares to be designated respectively “Preferred” and “Common”; the total number of shares which this corporation shall have authority to issue is 6,000,000 and the aggregate par value of all shares that are to have a par value shall be five million dollars ($5,000,000); and (i) the number of Preferred shares that are to be without par value shall be 1,000,000 and (ii) the number of Common shares that are to have a par value shall be 5,000,000 and the par value of each share of such class shall be one dollar ($1.00).

IV

The Preferred shares may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of preferred shares, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

V

Section 1. Limitation of Directors’ Liability. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

Section 2. Indemnification of Corporate Agents. This corporation is authorized to provide indemnification of its agents (as defined in Section 317 of the California General Corporation Law) for breach of their duty to this corporation and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by such Section 317, subject to the limits on such excess indemnification set forth in Section 204 of the California General Corporation Law.

Section 3. Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article V by the shareholders of this corporation shall not adversely affect any right or protection of an agent of this corporation existing at the time of such repeal or modification.

Section 4. California Law. This corporation elects to be governed by all of the provisions of the General Corporation Law of 1977 not otherwise applicable to it under Chapter 23 thereof.”

3. The foregoing amendment and restatement of Articles of Incorporation was duly approved by the Board of Directors at its meeting held on February 13, 1989, at which a quorum was present and acting throughout.

4. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code, at a meeting held on March 29, 1989. The corporation has no shares of Preferred Stock outstanding. The total number of shares of Common Stock outstanding at the record date for determining shareholders entitled to vote was 2,784,545. The number of shares of Common Stock voting in favor of the amendment equaled or exceeded the vote required, which was more than 50% of the Common Stock.

5. The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge.

Executed at Anaheim, California on March 29, 1989.

/s/ Allan L. Bridgford
Allan L. Bridgford, President

/s/ William E. Wiley, Jr.
William E. Wiley, Jr., Secretary

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

BRIDGFORD FOODS CORPORATION,

a California Corporation

Allan L. Bridgford and William E. Wiley, Jr. certify that:

1. They are the duly elected and acting President and Secretary, respectively, of said Corporation.

2. The Articles of Incorporation of said Corporation shall be amended as follows:

A. Article III is revised to read as follows:

“This corporation is authorized to issue two classes of shares to be designated respectively “Preferred” and “Common”; the total number of shares which this corporation shall have authority to issue is 21,000,000, and the aggregate par value of all shares that are to have a par value shall be twenty million dollars ($20,000,000); and (i) the number of Preferred shares that are to be without par value shall be 1,000,000 and (ii)the number of Common shares that are to have a par value shall be 20,000,000 and the par value of each share of such class shall be one dollar ($1.00).

3. The foregoing amendment has been approved by the Board of Directors of said Corporation.

4. The foregoing amendment was approved by the required vote of the shareholders of said Corporation in accordance with Section 903 of the California General Corporation Law, the Corporation has only one class of stock outstanding and the total number of shares of that class entitled to vote with respect to the foregoing amendment was 4,176,630 and the number of shares voting in favor of the foregoing amendment was 2,564,271 which number exceeded the vote required, such required vote being a majority of the outstanding shares.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on April 23, 1990.

/s/ Allan L. Bridgford
Allan L. Bridgford, President

/s/ William E. Wiley, Jr.
William E. Wiley, Jr., Secretary

VERIFICATION

The undersigned, Allan L. Bridgford and William E. Wiley, Jr., the President and Secretary, respectively, of Bridgford Foods Corporation, each declares under penalty of perjury that the matters set out in the foregoing Certificate are true of his own knowledge.

Executed at Anaheim, California on April 23, 1990.

/s/ Allan L. Bridgford
Allan L. Bridgford, President

/s/ William E. Wiley, Jr.
William E. Wiley, Jr., Secretary